CONTINUITY OF INTEREST AGREEMENT

                    New Rio, L.L.C. ("New Rio"), and each of the undersigned members of New Rio (the "Members" and, including New Rio, the "Shareholders"), hereby enter into this Agreement as of September 25, 1997.

                    WHEREAS, the Shareholders and The Warnaco Group, Inc. ("Warnaco") have entered into a Stock Exchange Agreement, dated as of September 25, 1997 (the "Exchange Agreement"), pursuant to which New Rio will transfer all of its shares of common stock of Designer Holdings Ltd. ("DSH Common Stock") to Warnaco in exchange for certain shares of Warnaco Class A Common Stock (the "Exchange");

                    WHEREAS, Warnaco, Warnaco Acquisition Corporation ("WAC"), and Designer Holdings Ltd. ("DSH") have entered into an Agreement and Plan of Merger, dated as of September 25, 1997 (the "Merger Agreement"), pursuant to which WAC will merge with and into DSH (the "Merger");

                    WHEREAS, as an inducement to Warnaco, WAC and DSH to effect the Exchange and consummate the Merger, the Shareholders are executing this Agreement in connection with qualifying the Exchange and the Merger together as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                    Now, therefore, the parties hereto, intending legally to be bound, hereby agree as follows:

                    1. Each Shareholder represents that such Shareholder has not purchased, sold, exchanged, distributed, transferred by gift or otherwise disposed of (including through transactions which had the economic effect of a disposition such as through the use of puts and calls, short sales, equity swaps or any similar type of arrangement) (collectively, "dispose" or "disposition") shares of DSH Common Stock or Warnaco Class A Common Stock prior to the date hereof either in contemplation of or as part of the Exchange or the Merger.

                    2. New Rio represents that it does not have any plan or intention to sell, exchange, distribute, transfer by gift, or otherwise dispose of any interest in a number of shares (as adjusted for stock splits or other similar transactions) of Warnaco Class A Common Stock exceeding 80% of the number of shares (as adjusted for stock splits or other similar transactions) of Warnaco Class A Common Stock to be received in the Exchange, other than a transfer of such shares pursuant to a plan of complete liquidation of New Rio.

                    3. Each Member represents that it does not have any plan or intention to sell, exchange, transfer by gift, or otherwise dispose of (i) a number of shares of Warnaco Class A Common Stock that would reduce such Member's ownership of Warnaco Class A Common Stock (including any beneficial ownership attributable to such Member's interest in New Rio) to a number of shares (as adjusted for stock splits or other similar transactions) that is less than 20% of the number of shares (as adjusted for stock splits or other similar transactions) of the Warnaco Class A Common Stock to be received by New Rio in the Exchange which are beneficially attributable to such Member, or
          (ii) more than 80% of such Member's Percentage Interest (as defined in the Third Amended and Restated Limited Liability Company Agreement of New Rio, dated as of May 9, 1996) in New Rio as of the date hereof.

                    4. Each Shareholder will immediately notify Simpson Thacher & Bartlett ("Simpson") and Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden") if such Shareholder has obtained knowledge or information which indicates that any of the foregoing representations by such Shareholder may cease to be true or accurate.

                    5. Subject to the provisions of Section 7, except pursuant to a plan of complete liquidation, New Rio, for a period of one year after the Merger, will not sell, exchange, transfer by gift or otherwise dispose of a number of shares (as adjusted for stock splits or other similar transactions) of Warnaco Class A Common Stock exceeding 80% of the number of shares (as adjusted for stock splits or other similar transactions) of Warnaco Class A Common Stock received in the Exchange.

                    6. Each Member, for a period of one year after the Merger, will not (and, to the extent otherwise permitted, will not direct New Rio to) sell, exchange, distribute, transfer by gift or otherwise dispose of (i) a number of shares of Warnaco Class A Common Stock that would reduce such Member's ownership of Warnaco Class A Common Stock (including any beneficial ownership attributable to such Member's interest in New Rio) to a number of shares (as adjusted for stock splits or other similar transactions) that is less than 20% of the number of shares (as adjusted for stock splits or other similar transactions) of the Warnaco Class A Common Stock to be received by New Rio in the Exchange which are beneficially attributable to such Member, or
          (ii) more than 80% of such Member's Percentage Interest in New Rio as of the date hereof.

                    7. A disposition shall not be in contravention of paragraphs 5 and 6 of this Agreement if (i) there has been an unforseen change in circumstances and such Shareholder has obtained the written opinion of Skadden (which opinion will have been delivered to, and found reasonably satisfactory by, Simpson) that such transaction will not prevent the Exchange and the Merger from together qualifying as a tax-free reorganization under the provisions of Section 368 of the Code, or (ii) with respect only to transactions described in paragraph 6, such Shareholder has died or, in the case of a Member classified as a partnership for federal income tax purposes (the distributees of which have agreed in writing, in a form reasonably satisfactory to Skadden and Simpson, to be legally bound by this Agreement), has distributed all of its assets pursuant to a plan of complete liquidation.

                    8. The Shareholders will, for a period of one year after the Merger, notify Skadden no later than 10 business days after any sale, exchange, transfer by gift or other disposition of any New Rio membership interest or Warnaco Class A Common Stock received pursuant to the Exchange, which notice will describe (i) the number of Warnaco Class A Common Shares disposed of, and (ii) the exact manner of such disposition.

                    9. Each Shareholder understands that the provisions of this Agreement (i) have been expressly relied upon by Warnaco, WAC and DSH in connection with entering into the Exchange Agreement and the Merger Agreement, and (ii) will be relied upon by Skadden and Simpson in connection with the rendering of their respective opinions concerning certain federal income tax consequences of the Merger, the rendering and delivery of which are conditions precedent to the consummation of the Merger.

                    10. If the Merger Agreement is terminated at any time or the Merger has not been consummated by September 30, 1998, this Agreement shall automatically terminate and be of no force and effect, and the parties hereto shall not be bound by any of the provisions hereof.

                    11. This Agreement shall be binding upon and enforceable against the successors and assigns of the parties hereto.

                    12. This Agreement may not be modified, amended, altered or supplemented except by a written agreement executed by all of the parties hereto and approved in writing by Skadden and Simpson.

                    13.  All notices to Skadden should be sent to:

                         Katherine M. Bristor, Esq.
                         Skadden, Arps, Slate, Meagher & Flom LLP
                         919 Third Avenue
                         New York, New York 10022

                    14.  All notices to Simpson should be sent to:


                         Charles O. Rappaport, Esq.
                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, New York  10017

                    15. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                    16. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

                    In witness whereof, the parties hereto have caused this Agreement to be duly executed on the date first set forth above.

                         NEW RIO, L.L.C.

                         By:  A.S. Enterprises, L.L.C.
                              Member Manager

                         By:  Apparel Ventures, Inc.

                         By:  ______________________________
                              Name:
                              Title:

                         By:  CHARTERHOUSE EQUITY PARTNERS II, L.P.
                              Member Manager

                              By:  CHUSA EQUITY INVESTORS II, L.P.
                                   General Partner

                              By:  CHARTERHOUSE EQUITY II, INC.
                                   General Partner

                              By:  ______________________________
                                   Name:
                                   Title:


                         ______________________________
                         Arnold H. Simon


                              CHARTERHOUSE EQUITY PARTNERS II, L.P.

                              By:  CHUSA EQUITY INVESTORS II, L.P.
                                   General Partner



                              By:  CHARTERHOUSE EQUITY II, INC.
                                   General Partner

                              By:  ______________________________
                                   Name:
                                   Title:


                              CHEF NOMINEES LIMITED

                              By:  ______________________________
                                   Name:
                                   Title:


                              A.S. ENTERPRISES, L.L.C.

                              By:  Apparel Ventures, Inc.

                              By:  ______________________________
                                   Name:
                                   Title:


                              ______________________________
                              Martin L. Berman


                              ______________________________
                              Phyllis West Berman


                              ______________________________
                              Steven E. Berman


                              ______________________________
                              Mark N. Kaplan as Trustee f/b/o
                              Alison A. Berman and Mark K. Berman


                              ______________________________
                              Michael A. Covino